CORPORATE SHELL PURCHASE AGREEMENT

THIS AGREEMENT made this ___ day of June, 2008, by and between Elgin Technologies, Inc., as seller, and New Century Capital Consultants Inc. (“New Century”) and Keystone Capital Resources (“Keystone”), each purchasing equal one-half interests in the “Asset”, as that term is defined below. New Century and Keystone are collectively referred to herein as the "Purchaser".

WHEREAS, Elgin Technologies, Inc. (the “Debtor") filed a voluntary petition under Chapter 11 of Title 11, of the United States Code ("Bankruptcy Code") on June 26, 2002 in the United States Bankruptcy Court (the “Court”), District of New York, Case No. 02-13159-pcb;

WHEREAS, the parties hereto desire that certain assets of the Debtor be sold free and clear of all liens, claims and encumbrances to Purchaser pursuant to the terms and conditions set forth herein; and

WHEREAS, the form of this Agreement has been placed before the Court upon proper notice by the Debtor and, after a hearing before the Court, the Agreement’s form and substance was approved by the Court as embodied by the Court’s order entered in October, 2007 (the “Sale Order”);

 NOW THEREFORE, for valuable consideration, including the mutual representations, warranties and covenants herein contained, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE OF ASSETS

1)
Purchased Assets. Subject to and upon the terms and conditions set forth herein, and subject to the terms of the Sale Order, the Debtor agrees to and will sell, transfer, assign and deliver to the Purchaser at the Closing (as hereinafter defined), and the Purchaser agrees to and will purchase, acquire and take assignment and delivery of, the Debtor's corporate shell, as same shall exist on the Closing Date, as hereinafter defined (the "Asset").

ARTICLE 2
PURCHASE PRICE

2)	Purchase Price. The purchase price due from Purchaser to the Debtor for the Asset shall be Sixty Thousand and No/100 Dollars $60,000.00 (the "Purchase Price").

i)
Payment. Upon the execution and delivery of this Agreement, Purchaser shall deliver to the Debtor a refundable deposit of $2,500.00 (the “Deposit”) which Deposit shall be held by the Debtor or at the Debtor’s direction in a Federally insured, segregated interest-bearing trust account. The remainder of the Purchase Price shall be paid by Purchaser in cash, certified funds or wire transfer at Closing to the bank account(s) designated by the Debtor.

ARTICLE 3
BANKRUPTCY COURT APPROVAL

3)	The Sale Order. The terms of the Sale Order control, however, by way of summary, the terms of the Sale Order provides, among other things, that

i)	All preferred shares in the Asset shall be cancelled;

ii)	All common and preferred share conversion rights of any kind including, without limitation, warrants, options and convertible bonds shall be cancelled and extinguished;

iii)
All issued and outstanding common shares of Elgin Technologies, Inc., to the new management of Elgin Technologies, Inc., shall be cancelled, with Purchaser authorized to issue new shares and appoint new management of Elgin Technologies, Inc. The new management of Elgin Technologies, Inc., shall not impact or otherwise effect Elgin Technologies, Inc., debtor in possession, in its liquidating Chapter 11 bankruptcy and any rights of common or preferred shareholders of Elgin Technologies, Inc., debtor in possession or debtor, as such existed under the United States Bankruptcy Code prior to the entry of an order approving the purchase of the Asset, whether to a vote or distribution under a plan of reorganization or otherwise, shall continue only as to Elgin Technologies, Inc., debtor in possession or debtor.

iv)	The existing Board of Directors of Elgin Technologies, Inc. shall be terminated;

v)	Purchaser shall be authorized to re-domicile Elgin Technologies, Inc. to the State of Nevada;

vi)	The Purchaser shall be authorized to appoint a new Board of Directors within 30 days of entry of the order approving the subject sale;

vii)	The Purchaser is authorized to retain a new stock transfer agent for Elgin Technologies, Inc., or in the event the existing transfer agent is still in business, to retain the existing transfer agent;

viii)	The Purchaser shall be permitted to amend the Articles of Incorporation of Elgin Technologies, Inc., to conform to the terms set forth herein and in the order approving the sale;

ix)	The Court shall order that, as a condition of closing, Elgin Technologies, Inc. shall deliver all of its corporate books and records to Purchaser;

x)	The sale of the Asset shall be free and clear of any and all public and private liens, interests, judgments, obligations and encumbrances;

xi)
The Court made specific findings of fact consistent with11 U.S.C. § 363, general motions and the terms outlined above, including, without limitation, that the Purchase is a good faith purchaser entitled to the protections of 11 U.S.C. §363(m).

ARTICLE 4
OVER-BID; BREAK-UP FEE

4)	NOT APPLICABLE

ARTICLE 5
CLOSING

5)
Closing. Subject to Bankruptcy Court approval, the parties shall close (the "Closing") the transaction contemplated by this Agreement (the "Transaction") within TEN (10) days after the execution of this Agreement by Purchaser. The Closing shall take place at the offices of the Purchaser or by overnight courier for the convenience of the parties. All computations, adjustments, and transfers for the purposes herein shall be effective as of 12:01 am on the date of Closing (the "Closing Date").

i)
Closing Documents. At the closing and thereafter if requested by Purchaser, the Debtor shall tender to Purchaser fully executed documentation as Purchaser or Purchaser's attorneys may reasonably require to consummate the purchase of the Asset.

ARTICLE 6
LIEN-FREE SALE

6)
Upon the Closing and consistent with the Sale Order, all right, title and interest in and to the Asset shall be immediately vested in Purchaser (or its assignee) free and clear of any and all liens, claims, encumbrances and security interests of any type whatsoever pursuant to Bankruptcy Code §§ 363(b) and (f), with any liens, claims, encumbrances and interests shall attach to the proceeds of the sale in order of their priority, to the same extent and with the same validity, force and effect as if such Asset had not been sold.

ARTICLE 7
CONDITIONS TO OBLIGATION
OF PURCHASER TO CLOSE

7)
Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions to be performed by it under this Agreement in connection with the Closing is subject to satisfaction of the following conditions:

i)	Purchaser is a good faith purchaser,

ii)	All liens on the Asset shall have been either (i) removed or waived or (ii) made the subject of the Sale Order permitting the sale of the Asset free and clear of any liens; and,

iii)	The Debtor shall deliver all of its corporate books and records to Purchaser.

ARTICLE 8
CONDITIONS TO OBLIGATION
OF DEBTOR TO CLOSE

8)
Conditions to Obligation of the Debtor. The obligation of the Debtor to consummate the transactions to be performed by it under this Agreement in connection with the Closing is subject to satisfaction of the following conditions:

i)	The representatives and warranties of Purchaser set forth hereinabove shall be true and correct in all material respects at and as of the Closing Date;

ii)	The Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

ARTICLE 9
MISCELLANEOUS PROVISIONS

9)	The following miscellaneous provisions shall govern the parties rights and obligations under this Agreement:

i)
Severability and Operations of Law. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision is ineffective to the extent of such prohibition and/or is modified to conform with such laws, without invalidating the remaining provisions hereto; and any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction.

ii)	Choice of Law. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

iii)
 Entire Agreement; Modification. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No modification, alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party to this Agreement.

iv)
Survival and Binding Agreement. The terms and conditions hereof shall survive the Closing and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

v)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

vi)	Assignment. Neither party to this Agreement may assign any of its rights or delegate any of its responsibilities under this Agreement.

vii)
Notices. All notices, requests, demands, claims and other communication hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by personal delivery, by overnight carrier, or by facsimile transaction, as follows:

If to the Debtor:

Rosemarie Matera, Esq.
Kurtzman Matera, PC
664 Chestnut Ridge Road
Spring Valley, NY 10977
Telephone: 845-352-8800
Facsimile: 845-352-8865
E-mail: rmatera@kmpclaw.com

with a copy to:

Michael Smith
141 State Street
Brooklyn, New York 11202

with a copy to:

Matthew King, Esq.
Bergman & King, PC
500 Old Country Road
Garden City, New York 11530
Telephone: 516-741-3434
Facsimile No. 516-741-3436

If to the Purchaser:

New Century Capital Consultants Inc.
c/o Darlene Pergola

111 Great Neck Road, Suite 300
Great Neck, New York 11201

and

Keystone Capital Resources
c/o James Zimbler
1328 Zion Road
Belfonte, PA 16823

With a copy to:
Michael Krome, Esq.
8 Teak Court
Lake Grove, New York 11755

viii)
Termination. In addition to the rights of the parties to terminate this Agreement as set forth elsewhere herein, this Agreement may be terminated at any time, by the mutual agreement of Seller and Purchaser.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ELGIN TECHNOLOGIES, INC.

New Century Capital Consultants Inc.

Darlene Pergola

Keystone Capital Resources

James Zimbler